UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2015

ProUroCare Medical Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51774	20-1212923
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6440 Flying Cloud Dr., Suite 101, Eden Prairie, Minnesota 55344
(Address of Principal Executive Offices)(Zip Code)

(952) 476-9093
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 25, 2015, ProUroCare Medical Inc. (“ProUroCare”) entered into a Management Consulting Agreement (the “Agreement”) with Advanta Management Consulting, Inc. (“Advanta”).  The Company engaged Advanta to provide operational, administrative and financial services to the Company.  Under the Agreement, the Company will provide a $85,000 retainer payment, $12,500 per month in consulting fees, and a 22.5% equity stake in the Company if a minimum of $3,000,000 of needed working capital is obtained through the efforts of Advanta.  If minimum interim funding, as defined in the agreement, is not received within 150 days the Company may terminate the agreement with no obligation to provide equity or any fees to Advanta. If the Company is unsuccessful in obtaining $3,000,000 within 12 months, the Company has the option of terminating the agreement and will have no obligation for the equity stake and no further obligation for the retainer and monthly consulting fees beyond any money raised through the date of termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProUroCare Medical Inc.

		By:	/s/ Stanton D. Myrum
Stanton D. Myrum
Chief Executive Officer

Date:	February 25, 2015